Exhibit 2

                                              [BHP LOGO]
                                              BHP Billiton Limited
                                              180 Lonsdale Street
                                              Melbourne Victoria 3000 Australia
                                              GPO BOX 86A
                                              Melbourne Victoria 3001 Australia
28 April 2005









 Dear WMC Resources shareholder,

 BHP BILLITON'S OFFER FOR WMC RESOURCES EXTENDED

I am writing to advise you that the offer by BHP Billiton Lonsdale Investments Pty Ltd for WMC Resources Ltd has been extended. The offer is now scheduled to close at 7.30pm Melbourne time on 3 June 2005. The formal notice extending the offer period is set out on the back of this letter.

If you have any questions please do not hesitate to contact the Offer Information Line on:

     For Australian callers:         1300 365 849

     For international callers:     +61 3 9415 4254

     For US callers:                 MacKenzie Partners, Inc.
                                     (212) 929 5500 (call collect) or
                                     (800) 322 2885 (toll-free)


Yours sincerely,

/s/ Karen Wood

KAREN WOOD
Company Secretary

                                A member of the BHP Billiton group
                                which is headquartered in Australia

                                Registered Office: Level 27, 180 Lonsdale Street Melbourne Victoria 3000 Australia

                                ABN 49 004 028 077
                                Registered in Australia